UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2018

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

27 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2018, SIGA Technologies, Inc., a Delaware corporation (the “Company”), entered into an Addendum (the “Hruby Addendum”) to its Second Amended and Restated Employment Agreement with its Vice President and Chief Scientific Officer, Dr. Dennis E. Hruby (the “Existing Hruby Agreement”). A copy of the Existing Hruby Agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K dated April 14, 2016. The Hruby Addendum supplements the Existing Hruby Agreement by providing for two potential cash milestone bonuses of $200,000 each to Dr. Hruby, the first of which will be earned on December 31, 2019 provided Dr. Hruby is still employed by the Company and performing the functions of Chief Scientific Officer of the Company substantially in accordance with his current job responsibilities, and the second of which will be earned on December 31, 2020 provided Dr. Hruby is so employed and performing in accordance with current job responsibilities.  The Hruby Addendum does not otherwise modify the Existing Hruby Agreement.

The foregoing description is qualified in its entirety by reference to the Hruby Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	Addendum, dated August 10, 2018 to Seconded Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Dennis E. Hruby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: August 10, 2018